Consent of Ernst & Young LLP                                      Exhibit (23.0)

The Board of Directors and Shareholders General Signal Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of General Signal Corporation of our report dated January 25,1996, except for the capital stock note to the financial statements, as to which the date is February 1, 1996, included in the 1995 Annual Report to Shareholders of General Signal Corporation.

Our audits also included the financial statement schedule of General Signal Corporation and consolidated subsidiaries listed in Item 14(a). This schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-33929) pertaining to the universal shelf registration dated May, 1994, (Form S-8 No. 33-46613) pertaining to the General Signal Corporation Savings and Stock Ownership Plan, (Form S-8 No. 33-47495) pertaining to General Signal Corporation's stock incentive plans, (Form S-4 No. 33-62437) pertaining to the merger agreement with Data Switch Corporation, (Form S-8 to Form S-4 No. 33-62437-01) pertaining to stock options assumed as a result of the merger with Data Switch Corporation, (Form S-3 to Form S-4 No. 33-62437-02) pertaining to the outstanding stock warrants as a result of the merger with Data Switch Corporation and related prospectuses of our report dated January 25,1996, except for the capital stock note to the financial statements, as to which the date is February 1, 1996, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of General Signal Corporation.

/s/ Ernst & Young LLP

Stamford, Connecticut
March 21, 1996